                                                                   Exhibit 10.11







                                 LEASE AGREEMENT






                              24 WEST 40TH ST. LLC,

                                    LANDLORD



                                       AND



                                HOTJOBS.COM, LTD.

                                     TENANT











DATE:                      APRIL 16, 1999

LEASED PREMISES:           ENTIRE TENTH (10TH) FLOOR
                           24 WEST 40TH STREET
                           NEW YORK, NEW YORK

                      LEASE AGREEMENT DATED APRIL 16, 1999
                                     BETWEEN
                          24 WEST 40 ST. LLC, LANDLORD
                                       AND
                            HOTJOBS.COM, LTD., TENANT


                                    CONTENTS

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Article                                                                                                         Page
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
Recitals...........................................................................................................1

1.       Certain Definitions.......................................................................................1

2.       Demise....................................................................................................2

3.       Use.......................................................................................................2

4.       Rent......................................................................................................3

5.       Term......................................................................................................5

6.       Alterations...............................................................................................5

7.       Repairs...................................................................................................7

8.       Compliance With Law; Floor Loads..........................................................................7

9.       Liens.....................................................................................................7

10.      Insurance and Indemnity...................................................................................8

11.      Property Loss; Damage; Reimbursement.....................................................................10

12.      Fire; Casualty; and Condemnation.........................................................................10

13.      Electricity and Other Services...........................................................................12

14.      Defaults; Landlord's Remedies............................................................................15

15.      Subordination and Attornment.............................................................................17

16.      Guarantee................................................................................................17

17.      Assignment and Subletting................................................................................17
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
18.      Condition of the Leased Premises.........................................................................22

19.      Surrender................................................................................................22

20.      No Waiver................................................................................................23

21.      Brokerage................................................................................................23

22.      Notices..................................................................................................23

23.      Certificates.............................................................................................24

24.      Access to Leased Premises................................................................................24

25.      Quiet Enjoyment..........................................................................................24

26.      FORCE MAJEURE............................................................................................25

27.      Security.................................................................................................25

28.      Termination Right........................................................................................25

29.      Miscellaneous............................................................................................26

Signatures........................................................................................................28


                                                      EXHIBITS


A.                Diagram of Leased Premises

B.                Form of Term Commencement Agreement

C.                Form of Guarantee

                                 LEASE AGREEMENT


                  LEASE AGREEMENT made this 16th day of April, 1999, by and between 24 WEST 40TH ST. L.L.C. ("Landlord"), having an office c/o Jenel Management Corp., 275 Madison Avenue, Suite 702, New York, New York 10016, and HOTJOBS.COM, LTD., a Delaware corporation ("Tenant"), having an office at 24 West 40th Street, New York, New York 10018.


                              W I T N E S S E T H:


                  Landlord is the owner of the building located at 24 West 40th Street, New York, New York 10018 (the "Building"). Tenant desires to lease from Landlord the entire tenth (10th) floor of the Building, and Landlord desires to lease to Tenant such premises, upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


         1. CERTAIN DEFINITIONS.

                  1.01 The following terms shall have the meanings hereinafter ascribed to them:

                       (a) "Additional Rent" shall mean all sums of money payable under this Lease by Tenant to Landlord other than Fixed Rent. All Additional Rent payable hereunder shall be treated as rent payable in consideration for the granting of the leasehold estate created hereby and the non-payment of any Additional Rent shall be treated in the same manner and shall give rise to the same rights and remedies in favor of Landlord as if the same were the non-payment of Fixed Rent.

                       (b) "Affiliate" shall mean any person or entity who controls, is controlled by it is under common control with Tenant. For the purposes of this definition, control means ownership, directly or indirectly, of not less than fifty (50%) percent of the voting interests, capital or profits of an entity.

                       (c) "Bankruptcy Code" means the Federal Bankruptcy Code, 11 U.S.C.ss.ss. 101 ET SEQ., as the same has been or may be amended, or any successor statute thereto.

                       (d) "Business Days" means all days, excluding Saturdays, Sundays and all days observed by either the State of New York, the Federal Government or the labor unions servicing the Building as legal holidays.

                       (e) "Business Hours" means the hours of 8:00 a.m. through 6:00 p.m. on Business Days and the hours of 8:00 a.m. through 2:00 p.m. on Saturdays.

                       (f) "Commencement Date" shall mean the date Landlord delivers exclusive possession of the Leased Premises to Tenant in the condition prescribed by Article 2 hereof.

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                       (g) "Default Rate" shall mean the lesser of two (2)
percentage points in excess of the average "prime rate" from time to time published in THE WALL STREET JOURNAL (Eastern Edition) and the highest legal rate(s), in effect during the relevant period for which such Default Rate shall be applicable in accordance with the terms and provisions hereof, adjusted on a daily for each change in such prime or lower highest legal rate.

                       (h) "Expiration Date" shall mean March 31, 2004.

                       (i) "Fixed Rent" shall mean the rental payable by Tenant to Landlord pursuant to Section 4.01 hereof.

                       (j) "Lease Year" shall mean each consecutive 12-month period during the Term of this Lease commencing on the Commencement Date and expiring on the day immediately preceding the anniversary of the Commencement Date; provided, that if the Commencement Date is not the first day of a month, then the first Lease Year shall expire on the last day of the month immediately preceding the month in which the first anniversary of the Commencement Date occurs and each Lease Year thereafter shall commence on the anniversary of the first day of the month in which the Commencement Date occurred; and further provided, that the last Lease Year shall expire on the Expiration Date.

                       (k) "Leased Premises" shall mean the entire tenth
(10th) floor of the Building as shown on Exhibit A annexed hereto and made part hereof.

                       (l) "Person" shall mean a natural person, governmental entity or agency, mission or department, corporation, partnership (general, limited or limited liability), limited liability company, trust, pension fund, union, association, organization or any other artificial person.

                       (m) "Rent" shall mean any or all Fixed Rent and Additional Rent payable by Tenant to Landlord pursuant to the terms of this Lease.

                       (n) "Rent Commencement Date" shall mean thirty (30) days after the Commencement Date.

                       (o) "Tenant's Proportionate Share" shall mean 6.0%.

                       (p) "Term" shall mean the Term of this Lease prescribed by Article 5 of this Lease.

                  1.02 As used in this Lease, the words "hereof," "hereto", "hereunder" and similar words shall refer to this Lease as a whole and not to the particular sentence, paragraph, Section or Article in which such word appears. The words "include" and "including" shall be read to mean include or including without limitation.

         2. DEMISE.

                  Landlord hereby demises unto Tenant for the Term hereinafter set forth, and Tenant hereby accepts and hires from Landlord the Leased Premises in their "as is" condition on the date hereof, normal wear and tear excepted and subject to Article 18 hereof.

         3. USE.

                       (a) Tenant may use the Leased Premises for executive and general office purposes only, and for no other purposes whatsoever.

                       (b) Tenant shall not at any time use or occupy the Leased Premises or the Building, or suffer or permit anyone to use or occupy the Leased Premises, or do anything in the Leased Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Leased Premises, which in any manner in the reasonable judgment of Landlord
(i) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (ii) impairs the character, reputation or appearance of the Building; or (iii) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise in such manner as Landlord, in the exercise of its reasonable judgment, concludes may offend other tenants or occupants of the Building.

                       (c) Tenant shall not use, or suffer or permit anyone to use, the Leased Premises or any part thereof, for (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, or any other entity subject to diplomatic or sovereign immunity, (ii) an employment agency (except that Tenant will be permitted to operate an internet recruiting site at the Leased Premises), (iii) any charitable, religious, union or other not-for-profit organization, or (iv) any tax exempt entity within the meaning of Section 168(h)(2)(A) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto, as same may be amended.

                       (d) If any governmental license or permit (other than a certificate of occupancy for the entire Building) shall be required for the proper and lawful conduct of Tenant's business in the Leased Premises or any part thereof, Tenant, at its expense and prior to conducting business in the Leased Premises, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         4. RENT.

                  4.01 (a) There is herein reserved to Landlord the entire Fixed Rent payable pursuant to this Section 4.01. Fixed Rent shall be paid in equal monthly installments, at the following annual rates, in the lawful currency of the United States of America, without notice, demand, abatement, deduction or set-off:

                           (i) for the period from the Rent Commencement Date
through the day preceding the one year anniversary of the Commencement Date, sixty thousand and no/100 ($60,000.00) dollars ($5,000.00 per month);

                           (ii) for the period from the one year anniversary of
the Commencement Date through the day preceding the two year anniversary of the Commencement Date, sixty-two thousand four hundred and no/100 ($62,400.00) dollars ($5,200.00 per month);

                           (iii) for the period from the two year anniversary of
the Commencement Date through the day preceding the three year anniversary of the Commencement Date, sixty-four thousand eight hundred ninety-six and no/100 ($64,896.00) dollars ($5,408.00 per month);

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                           (iv) for the period from the three year anniversary
of the Commencement Date through the day preceding the four year anniversary of the Commencement Date, sixty-seven thousand four hundred ninety-one and 84/100 ($67,491.84) dollars ($5,624.32 per month); and

                           (v) for the period from the four year anniversary of
the Commencement Date through the Expiration Date, seventy thousand one hundred ninety-one and 51/100 ($70,191.51) dollars ($5,849.29 per month).

                       (b) Monthly installments of Fixed Rent shall be paid on the first day of each month during the Term hereof, except that the first monthly installment of Fixed Rent shall be paid upon the Commencement Date to be applied to the first month for which Fixed Rent is due. If the Rent Commencement Date is not the first day of a month, then the first such installment of Fixed Rent payable on the first day of the first month following the Rent Commencement Date shall be prorated on a per diem basis to account for the number of days of such month covered by the installment of Fixed Rent paid upon the execution hereof.

                  4.02 (a) In addition to the Fixed Rent reserved hereunder as set forth in Section 4.01, Tenant shall pay as Additional Rent during the Term, escalations in Taxes in accordance with this Section 4.02.

                       (b) The terms defined below shall for the purposes of this Lease have the meanings herein specified:

                           (i) "Taxes" shall mean all real estate taxes, sewer
rents, water frontage charges and other assessments, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the "Land") and any charge, fee or imposition resulting from the Land or the Building being located within a business improvement district, and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of Landlord subject to said additional or substitute tax, charge or assessment. With respect to any Tax Year, all expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. Notwithstanding the foregoing, Taxes shall not include franchise taxes, gift taxes, capital stock taxes, inheritance taxes or estate taxes. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes.

                           (ii) "Tax Year" shall mean the twelve (12) month
period from July 1 through June 30 (or such other period as hereafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes) during the Term commencing July 1, 2000.

                           (iii)"Tax Statement" shall mean an instrument or
instruments setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Section. If any Tax Statement is not accompanied by a copy of the tax bill, Landlord shall furnish the same to Tenant promptly after Landlord's receipt of notice from Tenant requesting the same.

                           (iv) "Base Taxes" shall mean the Taxes payable for
the Tax Year
commencing July 1, 1999.

                       (c) If the Taxes payable for any Tax Year shall exceed the Base Taxes, Tenant shall pay to Landlord, as Additional Rent for such Tax Year, an amount (herein called the "Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes payable by Landlord for such Tax Year are greater than the Base Taxes.

                       (d) The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable to the City of New York, except that Tenant shall pay Tenant's Proportionate Share of each such installment to Landlord at least thirty (30) days prior to the date such installment first becomes due to the City of New York. Landlord's failure to render a Tax Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render a Tax Statement with respect to any such Tax Year nor shall the rendering of a Tax Statement prejudice Landlord's right thereafter to render a corrected Tax Statement for that Tax Year.

                       (e) In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Tax Payment in respect of such Tax Year, Landlord shall set forth in the first Tax Statement thereafter submitted to Tenant the amount of such refund and, provided that Tenant is not then in default beyond any applicable notice and cure period under this Lease, Tenant shall receive a credit against the installment or installments of Tenant's Tax Payment next falling due equal to Tenant's Proportionate Share of such refund, but in no event shall the credit exceed the amount of the Additional Rent paid by Tenant with respect to Taxes for said Tax Year. If the Taxes comprising the Base Taxes are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be Taxes for the Base Taxes, and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 4.02, and Tenant shall pay the amount of the deficiency within ten (10) days after demand therefor.

                       (f) The expiration or termination of this Lease during any Tax Year for any part or all of which there is a Tax Payment or refund due under this Section 4.02 shall not affect the rights or obligations of the parties hereto respecting such Tax Payment or refund and any Tax Statement relating to such Tax Payment may, on a pro-rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any such payment shall be (i) calculated based on a year of 365 days and paid based on the actual number of days elapsed and
(ii) shall be payable within thirty (30) days after such statement is sent to Tenant.

                  4.03 Tenant agrees to pay the following amounts to Landlord as Additional Rent hereunder:

                       (a) Tenant shall pay to Landlord for water and sewer rental charges one hundred eighty (180) dollars per year ($15 per month) in equal monthly installments in advance on the first day of each month during the Term (pro rated for partial months);

                       (b) Tenant shall pay to Landlord as a sprinkler service charge two hundred forty ($240) dollars per year ($20 per month), in equal monthly installments in advance on the first day of each month during the Term (pro rated for partial months).

         5. TERM.

                  The Term of this Lease shall commence on the Commencement Date and expire at noon on the Expiration Date, unless terminated earlier as hereinafter provided. Landlord and Tenant shall execute a supplemental Term Commencement Agreement in the form annexed hereto and made part hereof as Exhibit B whereby they shall, INTER ALIA, confirm the date on which the Commencement Date occurs. The failure of either party to execute such Term Commencement Agreement shall not affect its obligations hereunder, including Tenant's obligation to pay Rent.

         6. ALTERATIONS.

                  6.01 (a) Tenant shall not make any alterations or installations (including air-conditioning units, partitions and fixtures), additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord. If any such consent to alterations, installations, additions or improvements is given by Landlord, then, whether or not any such consent contains the same, it shall be a condition of such consent that all approved alterations, installations, additions and improvements shall be done in a first-class, workmanlike manner, in accordance with plans and specifications first approved by Landlord and in accordance with all laws, statutes, ordinances, rules and regulations applicable to the Leased Premises.

                       (b) Notwithstanding the foregoing Tenant may make purely decorative changes to the Leased Premises, such as painting, carpeting, changing wall covers, hanging pictures, without the consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to any non-structural changes, alterations, installations, additions or improvements (collectively, "Tenant's Work"), provided such Tenant's Work is performed only by contractors or mechanics selected by Tenant and reasonably satisfactory to Landlord, and such Tenant's Work, in the sole opinion of Landlord, shall not (i) adversely affect the proper functioning of the Building's mechanical, electrical, sanitary plumbing, heating, air-conditioning, ventilating, utility or any other service systems, (ii) result in a violation of, or require a change in, any certificate of occupancy applicable to the Leased Premises or the Building, (iii) affect in any way the outside appearance, usefulness or rentability of the Building or any part thereof, (iv) weaken or impair (temporarily or permanently) the structure of the Leased Premises or the Building either in the course of the making of such Tenant's Work or upon its completion, or (v) physically affect any part of the Building outside of the Leased Premises.

                  6.02 Prior to commencing any work for any alterations, installations, additions or improvements in or to the Leased Premises, Tenant shall submit construction plans and specifications therefor (which plans and specifications, if required by law to be so filed, shall be (i) in form suitable for filing and (ii) filed with the New York City Building Department) and obtain all permits, licenses, and approvals required by law for such work. Upon completion of any such work for alterations, installations, additions or improvements, Tenant shall arrange for and obtain all inspections, certificates and permits as may be required by law for the maintenance, use, operation or existence of such alterations, installations, additions and improvements.

                  6.03 Tenant shall indemnify Landlord and hold Landlord harmless from and against all claims, liens and costs (including, without limitation, reasonable attorneys' fees), arising out of or due to the performance or construction of such alterations, installations, additions or improvements. The provisions of the preceding sentence shall survive the expiration or earlier termination of the Term of this Lease. Tenant shall carry and shall cause its general contractor (or if there is no general contractor, then its major subcontractors) to carry, during the course of any such work, workers' compensation insurance, general liability insurance, personal and property damage insurance as required by law and as Landlord may reasonably require. All such insurance for bodily injury and property damage shall name Landlord as an additional insured thereunder. All such insurance shall be written by insurance companies qualified to do business in the State of New York rated in Best's Insurance Guide, or any successor thereto (or if there is none, an organization having a national reputation) as having a "Best's Rating" of B+ and a "Financial Size Category" of at least IX, or if such ratings are not then in effect, their equivalent. Before proceeding with the work, certificates of such insurance shall be furnished to Landlord and shall name Landlord and such other parties as Landlord may prescribe as additional insureds as their interests may appear at no additional cost to Landlord.

                  6.04 All fixtures and all paneling, partitions, railings and like installations, installed in the Leased Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Leased Premises unless Landlord by notice to Tenant not later than twenty (20) days prior to the Expiration Date, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Leased Premises by Tenant at Tenant's expense prior to the Expiration Date. Nothing in this Section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such items from the Leased Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense repair and restore the Leased Premises to the condition existing prior to the installation and repair any damage to the Leased Premises or the Building due to such removal.

         7. REPAIRS.

                  7.01 Tenant shall, throughout the Term, (i) make all nonstructural repairs to the Leased Premises and the fixtures, equipment and appurtenances therein as and when needed to preserve the Leased Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible pursuant to this Lease, and (ii) replace scratched or damaged doors, signs and glass (other than exterior window glass) in and about the Leased Premises. Without limiting the foregoing, all damage to the Leased Premises or to any other part of the Building, or to any fixtures, equipment, sprinkler system and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of, or alterations made by, or the moving of Tenant's fixtures, furniture or equipment, including machinery and heavy equipment, into, within or out of the Leased Premises by Tenant, shall be repaired at Tenant's expense. Such repairs shall be made by (A) Tenant, at Tenant's expense if the required repairs are nonstructural in nature and do not affect any Building system or any portion of the Building outside of the Leased Premises, or (B) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass (if damaged by Tenant), or affect any Building system or any portion of the Building outside of the Leased Premises. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any structural element or any Building system located in, servicing or passing through the Leased Premises. All Tenant repairs shall be of a quality at least equal to the original work or construction using new construction materials, and shall be made in accordance with this Lease.

                  7.02 There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or any other person or entity making or failing to make repairs, alterations, installations, additions or improvements in or to any portion of the Building or the Leased Premises or to any fixtures, appurtenances or equipment thereof.

                  7.03 Landlord shall operate, maintain and, except as set forth in Section 7.01, make all necessary repairs (both structural and nonstructural) to (i) the Building systems, (ii) the public portions of the Building, and (iii) the structural elements of the Building, both exterior and interior, including the roof, foundation and curtain wall, in conformance with standards applicable to office buildings of comparable age and quality in midtown Manhattan.

         8. COMPLIANCE WITH LAW; FLOOR LOADS.

                  8.01 During the Term hereof, with respect to the Leased Premises only and such wiring, cabling, signage and other property of Tenant maintained and/or installed outside the Leased Premises, Tenant shall comply with all laws, orders and regulations of Federal, State, County and Municipal authorities and with all directions, pursuant to law, of all public officers, and with all applicable rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body.

                  8.02 Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

         9. LIENS.

                  Tenant shall not suffer or permit any mechanic's, materialman's or other liens, charges or orders for the payment of money to be filed against the Building or the Leased Premises. If, because of any act or omission (or alleged act or omission) of Tenant or any contractor, subcontractor, employee or agent of Tenant, any lien, charge or order for the payment of money shall be filed against the Building or the Leased Premises (whether or not such lien, charge or order is valid or enforceable as such), then Tenant shall, at its sole cost and expense, cause the same to be discharged of record (which may be accomplished by bonding), within forty-five (45) days after receipt by Tenant of actual notice of the filing of the notice of lien. The obligations of Tenant under this Article 9 shall survive the expiration or sooner termination of the Term of this Lease.

         10. INSURANCE AND INDEMNITY.

                  10.01 (a) In addition to the insurance required to be maintained under Article 6 of this Lease, Tenant, at its expense, shall obtain and keep in full force and effect a policy of commercial general liability insurance under which Tenant is named as the insured and Landlord, Landlord's managing agent and any lessors under underlying leases and the holders of any mortgages encumbering the Building (whose names shall have been furnished to Tenant) are named as additional insureds, and which shall contain a contractual liability endorsement insuring Tenant from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, costs, liabilities and damages referred to in paragraph (b) below. Such policy shall be primary insurance for all additional insureds and contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the policy shall be non-calculable with respect to Landlord and such underlying lessors and mortgagees nor shall the amount thereof shall not be reduced or terminated unless thirty (30) days' written notice shall have first been given to Landlord by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds. The minimum limits of liability shall be a combined single limit with respect to each occurrence in amounts of not less than one million and no/100 ($1,000,000.00) dollars for injury (or death) or damage to property arising from any one occurrence and five million and no/100 ($5,000,000.00) dollars from the aggregate of all occurrences within each policy year. All insurance required to be carried by Tenant pursuant to the terms of this lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there is none, an organization having a national reputation) as having a "Best's Rating" of "B+" and a "Financial Size Category" of at least "IX" or if such ratings are not then in effect, their equivalent.

                       (b) Tenant covenants and agrees that it shall procure and maintain in full force and effect, at its sole expense, an "all-risk" policy of property insurance covering Tenant's personal property in an amount equal to the actual replacement cost thereof as may be determined for insurance purposes from time to time. Tenant shall have no obligation to name Landlord as a beneficiary or additional insured under such policy of property insurance.

                       (c) On the Commencement Date (or such earlier date as Landlord may allow Tenant entry into the Leased Premises for any purpose), Tenant shall deliver to Landlord appropriate certificates of insurance stating that the appropriate insurance policy has been issued and permitting the certificate holder to rely on the fact insurance has been issued and is in full force and effect, including evidence of waivers of subrogation required to be carried pursuant to this Article 10. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least thirty (30) days prior to the expiration of such policy. Notwithstanding anything to the contrary contained herein, Tenant agrees that it waives its right of recovery against Landlord for any damage caused to Tenant's property and for any loss suffered by Tenant due to interruption of Tenant's business.

                       (d) Tenant shall cause each insurance policy carried by Tenant and insuring the Leased Premises, its fixtures, contents and the other Tenant's property against loss, to be written in a manner so as to, provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by any such policies. Landlord agrees to obtain in its insurance policies insuring the Building a waiver of the insurer's right of subrogation against Tenant, provided the inclusion of such waiver provision does not subject Landlord to additional fees, charge or premiums by the insurer; if such waiver is not obtainable without additional charge, Landlord shall so notify Tenant, and Tenant shall then have the right to pay the additional charge for the inclusion of the waiver provision in Landlord's insurance policies.

                  10.02 Tenant shall (i) take or cause to be taken all action, and incur and be responsible for the payment of any and all expenses incident to undertaking any action that may be required by a governmental agency having jurisdiction, to clean up and remove from and about, and remediate any damage caused by the release or presence in or about the Building, of all hazardous substances which may be introduced into the Building during or after the Term as a result of the acts or omissions of Tenant, its agents, contractors, employees or invitees; provided, however, to the extent any such hazardous substances existed prior to the date hereof, Tenant shall have no liability unless the same shall have been disturbed by Tenant or must be removed or otherwise abated in connection with work to be performed by or on behalf of Tenant and not part of the initial work to be performed in connection with Tenant's preparation to make the Leased Premises suitable for Tenant's initial occupancy thereof; and (ii) defend, indemnify and hold Landlord and Landlord's partners, members, directors, officers, agents and employees harmless from and against any and all claims, demands, actions, proceedings, judgments, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by Landlord or Landlord's partners, members, directors, officers, agents and employees as a result of Tenant's failure to perform the actions required to be performed by it pursuant to this Section. Without in any way limiting the generality of the foregoing, Tenant covenants and agrees that the amount for which it shall be liable to Landlord under this Section shall include all fines, penalties and judgments, including interest thereon, which may be imposed upon or incurred by Landlord incident to any violation by Tenant of any provision of any statute, rule, regulation, order or decree. Excluded from the definition of hazardous substances with respect to Tenant's indemnity are those substances typically found in an office environment such as, but not limited to, photocopier inks and cleaning fluids, provided that they are kept at the Leased Premises in commercially reasonable quantities consistent with office use and stored, managed, used and transported in accordance with all applicable governmental requirements.

                  10.03 (a) Tenant shall indemnify and hold harmless Landlord and Landlord's partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (i) the conduct or management of the Leased Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Leased Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Leased Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (iii) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in, at or upon the Leased Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord and/or its partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

                       (b) Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (i) any act, omission or negligence of Landlord or its partners, directors, officers, agents, employees or contractors and (ii) any breach or default by Landlord in the full and prompt performance of Landlord's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Tenant and/or its partners, directors, officers, agents and/or employees by reason of such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant).

                  10.04 Landlord shall take or cause to be taken all action, and incur and be responsible for the payment of any and all expenses incident to undertaking any action that may be required by a governmental agency having jurisdiction, to clean up and remove from and about, and remediate any damage caused by the release or presence in or about the Building, of all hazardous substances which may be present or released in or about the Building prior to, during or after the Term as a result of the acts or omissions of Landlord, its agents, contractors, employees or invitees.

                  10.05 The indemnity obligations of Tenant and Landlord pursuant to this Article 10 shall survive the expiration or earlier termination of the Term of this Lease.


         11. PROPERTY LOSS; DAMAGE; REIMBURSEMENT.

                  Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to Landlord, its employees, or employees of the Building, nor for the loss or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from any cause whatsoever except to the extent caused by Landlord's or its agents' wilful misconduct or gross negligence, nor shall Landlord and its agents be liable for any such damage caused by other tenants of Landlord or persons in the Building; nor, except to the extent caused by Landlord's or its agents' wilful misconduct or negligence, caused by operations in construction, renovation, alterations, improvements, additions and installations to any other space in the Building. Notwithstanding anything herein set forth to the contrary, Tenant shall look first for the recovery of any damage or injury to any insurance in its favor before making any claim against Landlord.

         12. FIRE; CASUALTY; AND CONDEMNATION.

                   12.01 If the Leased Premises or any part thereof shall be damaged by fire or other catastrophe, Tenant shall give prompt written notice thereof to Landlord. Landlord shall, subject to Sections 12.03 and 12.04 hereof, proceed with reasonable diligence to repair or cause the Leased Premises to be repaired to the condition they were in prior to such fire or catastrophe (for the elements thereof which Landlord is required to insure as herein specified). If the Leased Premises, or any part thereof, shall be rendered untenantable by reason of such damage or if Tenant is deprived of access to the Leased Premises, the Rent hereunder shall be apportioned according to the area of the Leased Premises so rendered untenantable or inaccessible for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid. Such Rent apportionment shall apply whether or not Landlord or Tenant cancels this Lease pursuant to Section 12.03 or Section 12.04 below. Tenant shall cooperate with Landlord and any mortgagee of the Building in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties.

                  12.02 Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other catastrophe or the repair thereof, except as provided in Section 12.01. Tenant understands that Landlord shall not carry insurance of any kind on Tenant's alterations (except as hereinabove provided) or any of Tenant's property and that Landlord shall not be obligated to repair any damage thereto or replace the same.

                  12.03 Notwithstanding the above Sections,

                       (a) If the Building shall be so damaged by such fire or other casualty that reconstruction (which may include an alteration) reasonably estimated to cost at least seventy-five (75%) percent of the replacement value of the Building shall be required (whether or not the Leased Premises shall have been damaged by such fire or other casualty) and Landlord shall have terminated leases covering all or substantially all of the rentable area of the Building; or

                       (b) If there is any damage to the Leased Premises within the last two (2) years of the Term wherein Landlord's cost of repair exceeds an amount equal to the aggregate of Fixed Rent payable for the final eighteen (18) calendar months of the Term of this Lease, then Landlord or Tenant may terminate this Lease and the Term and estate hereby granted, by notifying the other party, in writing, of such termination, within ninety
(90) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire as of the date of termination specified in such notice of termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and the Rent hereunder shall be apportioned as of such date.

                  12.04 If the Leased Premises shall be so damaged by fire or other casualty as to render at least seventy-five (75%) percent of the rentable area of the Leased Premises (using any combination or portions of floors excluding basement space, if any) which together constitutes the equivalent floor area of seventy-five (75%) percent of the rentable area of the Leased Premises (excluding basement space, if any) untenantable or inaccessible, Landlord shall within sixty (60) days give Tenant a written notice stating whether said damage which Landlord is obligated to repair can, in the opinion of an independent construction consultant retained by

Landlord (the "Casualty Consultant") be restored within twelve (12) months. If Landlord's notice states that such damage cannot, in the Casualty Consultant's opinion, be restored within twelve (12) months, Tenant may elect to cancel this Lease by written notice to Landlord given within sixty (60) days after the date of Landlord's notice, time being of the essence. In the event that such notice of termination shall be given, this Lease and the Term and estate hereby granted shall expire sixty (60) days after the date of such notice, with the same effect as if such sixtieth (60th) day was the Expiration Date of the Term of this Lease and the Rent hereunder shall be apportioned as of the date of such damage. If Tenant does not elect to cancel this Lease, as aforesaid, or if the Casualty Consultant's opinion is that the damage can be restored within said twelve (12) month period, then Section 12.01 shall apply, and Landlord shall have no additional liability to Tenant if for any reason the damage shall not be restored within the twelve (12) month period, but Tenant shall be entitled to abatement of Rent as therein provided.

                  12.05 Except as may be specifically provided elsewhere in this Lease, nothing herein contained shall relieve Landlord or Tenant from any liability to the other party, or to its insurers, in connection with any damage to the Leased Premises or the Building by fire or other catastrophe if either party shall be legally liable in such respect.

                  12.06 This Lease shall be considered an "express agreement to the contrary" governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty under Section 227 of the Real Property Law of the State of New York and any other law of like import now or hereafter in force and neither said Section 227 or any other law shall have any application in such case.

                  12.07 If the whole of the Leased Premises shall be lawfully condemned or taken in any manner for any public or QUASI-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. If only a part of the Leased Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Leased Premises so condemned or taken. If only a part of the Building shall be so condemned or taken and the Building or the Leased Premises, or any substantial part of either, in Landlord's reasonable judgment requires substantial reconstruction or is no longer economically suitable for leasing (whether or not the Leased Premises be affected), and if Landlord shall have terminated leases covering all or substantially all of the rentable area of the Building, then (i) Landlord may, at Landlord's option, terminate this Lease and the Term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, such termination to be effective on the date specified in such notice of Landlord, which date shall be no later than sixty (60) days after the date of such notice, and (ii) if such condemnation or taking shall (A) deprive Tenant of access to the Leased Premises and Landlord shall not have provided or undertaken steps to provide other means of access thereto, or (B) reduce the rentable area of the Leased Premises (excluding basement space, if any) physically occupied by Tenant (and not by any sublessee of Tenant) by more than seventy-five (75%) percent and the remaining portion thereof shall not be reasonably utilizable by Tenant, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted, such termination to be effective on the date specified in such notice, which date shall be no later than sixty (60) days after the date of such notice. If neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinbefore provided in this
Section 12.07. If only a part of the Leased Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord shall, with reasonable diligence and at its expense, restore the remaining portion of the Leased Premises as nearly as practicable to the same condition as it was in prior to such condemnation or Taking.

                  12.08 In the event of any Taking hereinbefore mentioned of all or a part of the Building or the Leased Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.

                  12.09 If all or any portion of the Leased Premises shall be taken by the exercise of the right of eminent domain for occupancy for a limited period, this Lease shall continue in full force and effect and Tenant shall continue to pay in full the Rent and other charges herein reserved, without reduction or abatement, and Tenant shall be entitled to receive, for itself, so much of any award or payment made for such use as is equal to actual payments made by Tenant to Landlord during such temporary Taking, except as hereinafter provided, and any balance of any award or payment shall be paid to Landlord. If the taking is for a period not extending beyond the Term of this Lease and if such award or payment is made in a lump sum, Landlord shall receive such lump sum, and out of such lump sum an amount equal to the total of the Rent and other charges due to Landlord or to be paid by Tenant under the terms of this Lease for the period of such Taking (including the cost of restoration and the fees, costs and expenses referred to in the last sentence of this Section 12.09), shall be held by Landlord as a trust fund which Landlord shall apply from time to time to the payments due to Landlord from Tenant under the terms of this Lease, and the balance of such sum shall be paid to Landlord. If the taking is for a period extending beyond the Term of this Lease, and if such award or payment is made in a lump sum, such award or payment shall be paid to Landlord, and apportioned between Landlord and Tenant as of the stated Expiration Date of the Term and Tenant's share thereof shall then be paid and applied in accordance with the preceding sentence. If such Taking results in changes or alterations to the Leased Premises which would necessitate an expenditure to restore the Leased Premises to its former condition and such taking shall be for a period extending beyond the Term of this Lease, and (i) if an award shall be made for the cost of restoration, such award shall be paid to, and shall be the sole property of, Landlord, and (ii) if no such award shall be made, Landlord shall retain from any other award made in respect of such Taking, an amount equal to the cost of such restoration and the balance of such award shall be apportioned between Landlord and Tenant as set forth above.


         13. ELECTRICITY AND OTHER SERVICES.

                  13.01 SUBMETERED ELECTRICITY. Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Leased Premises for the operation of Tenant's electrical systems and equipment in the Leased Premises, at a level sufficient to accommodate a demand load of 4 watts per usable square foot of office space in the Leased Premises (the "Permitted Capacity"). Tenant shall pay to Landlord, on demand from time to time but no more frequently than monthly, for its consumption of electricity at the Leased Premises, a sum equal to 110% of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, by (ii) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period. "Cost Per Kilowatt Hour" means the actual total cost incurred by Landlord to provide electricity to the Building during a particular billing period, including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes (regardless of whether included in the utility company's charges or paid separately by Landlord), rebates and any other factors used by the utility company in computing its charges to Landlord, divided by the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period. If any tax is imposed upon Landlord's receipts from the sale or resale of electricity to Tenant, Tenant shall reimburse Landlord for such tax, if and to the extent permitted by law. Landlord shall install a meter or meters, at Landlord's expense, to measure Tenant's consumption of electricity in the Leased Premises, which meter shall be maintained by Landlord at Landlord's expense; provided, however, if repairs to the meter are required because of any acts or omissions of Tenant, such repairs shall be made at Tenant's expense. Where more than one meter measures Tenant's consumption of electricity in the Premises, the electricity measured by each meter shall be computed and billed separately in accordance with the provisions set forth above. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect.

                  13.02 USE OF ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would exceed the Permitted Capacity or interfere with electrical service to other tenants of the Building. Tenant shall not make or perform, or permit the making or performance of, any alterations to wiring installations or other electrical facilities in or serving the Leased Premises, or make any additions to the office equipment or other appliances in the Leased Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease.

                  13.03 SERVICE DISRUPTION. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Leased Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord, nor shall there be any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Leased Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

                  13.04 DISCONTINUANCE OF ELECTRIC SERVICE. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Leased Premises on not less than 30 days notice to Tenant, if Landlord is required to do so under applicable law. If Landlord is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord so discontinues furnishing electricity, Tenant shall arrange to obtain electricity directly from any utility company or other electricity provider serving the Leased Premises to the extent available, suitable and safe for such purposes. All equipment which may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (i) Landlord, if Landlord voluntarily discontinues such service, or (ii) Tenant, if (A) Landlord is compelled to discontinue such service by the utility company or pursuant to applicable law, or (B) such discontinuance arises out of the acts or omissions of Tenant. Landlord will not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility company or other company servicing the Building, unless the utility company or other company is not prepared to furnish electricity to the Leased Premises on the date required as a result of Tenant's delay or negligence in arranging for service, Tenant's refusal to provide the utility company or other company with a deposit or other security requested by the utility company, or Tenant's refusal to take any other action requested by the utility company or other company.

                  13.05 ELEVATORS. Landlord shall provide passenger elevator service to the Leased Premises during Business Hours, with at least one elevator being subject to call at all other times. In addition, Landlord shall make available to Tenant at least one freight elevator serving the Leased Premises upon Tenant's prior request, on a non-exclusive "first come, first serve" basis with other Building tenants, on all Business Days from 8:00 a.m. to 12:00 noon, and from 1:00 p.m. to 5:00 p.m.

                  13.06 HEAT. Landlord shall furnish heat to the Leased Premises during Business Hours throughout the Term.

                  13.07 OVERTIME BUILDING SERVICES. The Rent does not reflect or include any charge to Tenant for the furnishing of any building services such as freight elevator service or heat other than to the extent described in this
Article 13. Landlord shall not be required to furnish any building services at any times ("OVERTIME PERIODS") other than the times specifically described in this Lease for the provision of such building services unless Tenant delivers notice to Landlord's property management office serving the Building requesting such services at least 24 hours prior to the time at which such services are to be provided, but Landlord shall use reasonable efforts (without obligation to incur any additional cost) to arrange for building services during Overtime Periods on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator service or any other building service to the Leased Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for supplying such overtime building services in the Building.

                  13.08 WATER. Landlord, at Landlord's expense, shall provide cold water for drinking, cleaning and lavatory purposes. If Tenant requires or uses water or steam for any additional purposes, Landlord may install a meter to measure the water or steam furnished. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water or steam furnished. Tenant shall also pay Landlord's reasonable charge for any required pumping or heating thereof, and any sewer rent, tax and/or charge now or hereafter assessed or imposed upon the Leased Premises or the Land pursuant to any applicable law.

                  13.09 BUILDING DIRECTORY. Landlord shall, at the request of Tenant, maintain up to four (4) listings on the directory in the Building lobby of the names of Tenant and any officers or employees of Tenant. Tenant shall deliver to Landlord, on or prior to the Commencement Date, a list of the names to be included in the directory. Tenant may deliver revised listings to Landlord from time to time throughout the Term (but Landlord shall not be obligated to revise the directory more often than once a month), and Tenant shall pay Landlord's actual costs incurred therefor.

                  13.10 CLEANING; REFUSE AND RUBBISH REMOVAL. (a) Tenant, at Tenant's sole cost and expense, shall (i) cause the Leased Premises to be cleaned, in a manner satisfactory to Landlord, (ii) cause the Leased Premises to be exterminated with such frequency and in such manner as to prevent the existence of vermin or other infestation, (iii) cause all portions of the Leased Premises used for the storage, preparation or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and (iv) cause Tenant's garbage and other refuse to be removed from the Leased Premises, at such times and from such place as Landlord shall designate, by Landlord's designated cartage service, and until removed, shall be kept in a neat and orderly condition, properly bagged or in the case of packing boxes and cartons, securely tied, in such place designated by Landlord. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose. The aforementioned services shall be performed by contractors designated by Landlord or by contractors approved by Landlord. Tenant may place its dry paper garbage in the Building's compactor at no charge.

         14.      DEFAULTS; LANDLORD'S REMEDIES.

                  14.01 Each of the following shall constitute a default by Tenant under the Lease:

                       (a) Failure to make any payment of Rent to Landlord within five (5) days after notice that any such payment was not paid when first due;

                       (b) Failure of Tenant to remove any lien, charge or order for the payment of money, against the Building, the Leased Premises, or any leasehold estate, arising out of Tenant's acts or omissions or alleged acts or omissions, within the time period specified by Article 9 for the removal of such a lien, charge or order;

                       (c) There having been commenced by Tenant a voluntary case under the federal bankruptcy laws, as now constituted or as hereafter amended or replaced, or under any other applicable federal or state bankruptcy, insolvency or other similar law; or the entry of a decree or order of relief by a court having jurisdiction in respect of Tenant in any involuntary case under the federal bankruptcy laws, as now constituted or as hereafter amended or replaced, or under any other applicable federal or state bankruptcy, insolvency or other similar law; or the appointment of a receiver, liquidator, custodian, trustee, sequestrator, conservator or similar official of Tenant; or the making by Tenant of any assignment for the benefit of creditors.

                       (d) Any assignment of this Lease by Tenant or the subletting of the Leased Premises or any part or parts thereof, except as specifically permitted hereunder;

                       (e) The failure of Tenant to deliver the Security referred to in Article 27 hereof in a timely fashion and for ten (10) days after notice of such failure;

                       (f) If there shall occur a default under any guarantee of Tenant's obligations hereunder;

                       (g) If there shall occur a default by the tenant under any other lease between Landlord and Tenant (or an entity related to or affiliated with Tenant) of any space in the Building other than the Leased Premises;

                       (h) The failure of Tenant to perform any covenant or obligation of Tenant under this Lease (not heretofore referred to in this Section 14.01) within thirty (30) days after the giving of any notice by Landlord of such failure; or if such covenant or obligation is not of the nature that it can be completely performed within such thirty (30) day period, if Tenant shall have failed to commence to perform such covenant or obligation within such thirty (30) day period and shall have failed to pursue the performance of the same diligently thereafter.

                  14.02 (a) If there shall occur any default under Section 14.01, then, at the option of Landlord in its sole and absolute discretion, Landlord may re-enter the Leased Premises, terminate the Term of this Lease and/or dispossess Tenant from the Leased Premises by summary or other proceeding as may be permitted by law and Tenant shall forthwith remove its effects from the Leased Premises and surrender the same. Tenant hereby waives service of notice of intention to re-enter or institute legal proceedings to that end (except as may be required as a predicate to the institution of a summary proceeding for the non-payment of rent).

                       (b) If a court of competent jurisdiction shall determine that notwithstanding the provisions of paragraph (a) of this
Section 14.02 and Article 17 hereof, the Term of this Lease shall not have been terminated and that a trustee (or Tenant) in a proceeding or case under Title 11 of the United States Code (or any successor statute of like import or substance) has the right to assign this Lease under the conditions specified in Section 365(f) of the Bankruptcy Code (or any successor provision or statute of like import or substance) and if there is an assignment by such trustee or Tenant pursuant to Section 365(f) of the Bankruptcy Code (or any successor provision or statute of like import or substance), or otherwise as authorized by court order in such a proceeding or case, then all proceeds and other consideration received by the trustee (or Tenant) from, in connection with, or attributable to the assignment of this Lease shall constitute the property of, and be turned over upon receipt to, Landlord. It is agreed that none of the proceeds of any such assignment shall become the property of the debtor's estate created by Section 541 of the Bankruptcy Code (or any successor provision or statute of like import or substance). Furthermore, as one element (but not the exclusive element) of the adequate assurance that such a trustee must provide Landlord for the future performance of any such assignee of Tenant's obligations under this Lease, there shall be deposited with Landlord the amount of at least one (1) full year's Fixed Rent and Additional Rent (at the then current level of Fixed and Additional Rent on the effective date of such assignment) as further security to secure the full and faithful performance of the obligations of Tenant hereunder.

                  14.03 In the case of any default as specified in Section 14.01, re-entry, termination or dispossess: (1) the excess (discounted to present value at 6% PER ANNUM) of all accrued and future Rent over the rental value of the Leased Premises over the balance of the Term shall at the option of Landlord, in its sole and absolute discretion, become due immediately thereupon and be paid upon the time of such reentry, termination and/or dispossess, together with such expenses as Landlord may incur for attorney's fees, brokerage and/or putting the Leased Premises in good order and/or preparing the same for re-rental and interest thereon at the Default Rate until payment is made (whether before or after entry of a judgment against Tenant); or (2) Landlord may (A) re-let the Leased Premises or any part or parts thereof, in the name of Landlord or otherwise, for a term or terms, which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and (B) grant concessions or free rent or charge a lower or higher rental than that of this Lease, and Tenant, or its legal representative, shall also pay to Landlord as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants and obligations hereunder, any deficiency between the Rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease. Landlord shall be under no obligation to re-let the Leased Premises or to mitigate its damages, either before or after a termination of this Lease. The failure of Landlord to re-let the Leased Premises, or any part or parts thereof, or to mitigate its damages, either before or after a termination of this Lease, shall not release Tenant or affect its liability for damages. In computing such liquidated damages, there may be added to said deficiency such expenses as Landlord may incur in connection with the re-letting, such as attorney's fees, brokerage, advertising, and for keeping the Leased Premises in good order and for preparing the same for re-letting and interest on such sums computed at the Default Rate. Any such liquidated damages shall be paid in monthly installments on the dates specified for the payment of Fixed Rent hereunder. Without limiting the rights and remedies of Landlord herein set forth, if Tenant shall default in any of its obligations hereunder and Landlord shall re-enter the Leased Premises, Landlord shall consider leasing the Leased Premises for the then remainder of the Term hereof to such proposed tenant as Tenant may propose to Landlord. Under no circumstances shall Landlord be required to lease the Leased Premises or any portion thereof to such proposed tenant and Landlord may refuse to do so for any reason or no reason whatsoever in its sole and arbitrary discretion. Refusal or failure of Landlord to lease the Leased Premises to any such proposed tenant shall not form the basis of any defense, set-off or counterclaim to any action for rent or damages commenced by Landlord against Tenant and Tenant hereby expressly waives any such defense, set-off or counterclaim.

                  14.04 If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed, then Landlord may, after notice to Tenant, but shall not be obligated to, perform the same on behalf of Tenant. The cost of observing or performing any such term or covenant, and all other expenses, including, but not limited to, reasonable attorney's fees, which Landlord may have incurred, shall be repaid to Landlord with interest at the Default Rate, as Additional Rent hereunder, upon demand. If any payment of Rent is accepted more than ten (10) days late, Tenant shall also pay interest at the Default Rate on such late payment from the date when such Rent was first due.

                  14.05 Whether or not specifically set forth herein, in any case where Landlord is entitled to recover interest from Tenant at the Default Rate, such rate of interest shall be applicable until all sums to which such rate applies are fully paid, even if such payment is made after the entry of any judgment with respect thereto against Tenant. If a higher rate of interest would otherwise be permitted, it shall not be argued nor shall it be construed that the statutory judgment rate of interest is the highest rate of interest permitted by law.

                  14.06 All of Landlord's remedies under this Lease shall be deemed to be cumulative and no remedy on behalf of Landlord shall be deemed in lieu of any other remedy as may be available to Landlord under this Lease, at law or in equity.

                  14.07 It is mutually agreed by Landlord and Tenant that they do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them, to the extent permitted by law. It is further agreed by Tenant that in any summary proceedings or other proceedings for possession of all or any part of the Leased Premises, Tenant shall not interpose any counterclaim of whatever nature or description.

         15. SUBORDINATION AND ATTORNMENT.

                  15.01 This Sublease is subject to and subordinate to all ground or underlying leases and to all mortgages, which may now or hereafter affect this Lease or the Building, and to all renewals, modifications, consolidations, replacements and extensions of any such mortgages, ground or underlying leases. The provisions of this Article 15 shall be self-operative and no further instrument of subordination shall be required to effect such subordination. Notwithstanding the foregoing, Tenant shall execute promptly any certificate or other instrument of subordination which may reasonably be requested to confirm or further effect such subordination.

                  15.02 If at any time, and for any reason, any mortgage affecting the Building, or this Lease is foreclosed, or any ground or underlying lease to which this Lease is subordinate is terminated, then within ten (10) Business Days after demand of the mortgage holder or ground or underlying lessor or Landlord (or any person claiming by, through or under any of them), Tenant shall attorn, from time to time, to any such mortgage holder, ground or underlying lessor or Landlord (or any person claiming by, through or under any of them) upon the executory terms of this Lease for the remainder of the Term.

         16. GUARANTEE.

                  Tenant is simultaneously herewith delivering to Landlord a guarantee of this Lease made, jointly and severally, by OTEC, Inc. and RBL Agency Ltd. in the form annexed hereto as Exhibit C.

         17. ASSIGNMENT AND SUBLETTING.

                  17.01 Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (i) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant or otherwise), mortgage or encumber its interest in this Lease in whole or in part, (ii) underlet, or permit the underletting of, the Leased Premises or any part thereof, or (iii) permit the Leased Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any Person other than Tenant. Tenant acknowledges and agrees that the transfer in one or more transactions or series of transactions of more than fifty (50%) percent of the record or beneficial ownership (whether direct or indirect) of the capital stock, equity interests in, right to participate in distributions, earnings, profits or losses or capital of Tenant shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing, transfers of stock in a corporation whose shares are traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for the purposes of this Lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article 17. Any subtenant or assignee of Tenant shall deliver to Landlord a guarantee of the sublease or lease, as the case may be, in the same form as the guarantee annexed hereto as Exhibit C, executed by a party reasonably satisfactory to Landlord.

                  17.02 If this Lease is assigned to any Person pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

                  17.03 If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 17, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Fixed Rent plus any other item of Additional Rent from the assignee as a fee for its use and occupancy. If the Leased Premises or any part thereof are underlet to, or occupied or used by, any Person other than Tenant, whether or not in violation of this Article 17, Landlord, after default by Tenant under this Lease, may collect any item of rent or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the net amount (I.E., the amount remaining after costs of collection, including legal fees, charges and disbursements whether or not a legal action is commenced) collected to the Rent reserved in this Lease. No underletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rent or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such subtenant, occupant or user as tenant hereunder. No such collection or application of rent or fee for use and occupancy from any assignee, subtenant, occupant or user shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder absent Landlord's express consent thereto in writing. The consent by Landlord to any assignment, underletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment, underletting, occupancy or use. Tenant shall reimburse Landlord for reasonable attorneys' fees, charges and disbursements in connection with any proposed assignment of Tenant's interest in this Lease or any proposed underletting of the Leased Premises. Neither any assignment of Tenant's interest in this Lease nor any underletting, occupancy or use of the Leased Premises or any part thereof by any Person other than Tenant, nor any collection of Rent by Landlord from any Person other than Tenant as provided in this Section 17.03, nor any application of any such Rent as provided in this
Section 17.03 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed and, subsequent to any assignment, Tenant's liability hereunder shall continue as a guarantor notwithstanding any subsequent modification or amendment of or to this Lease or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance. Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

                  17.04 If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who shall have made a BONA FIDE offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth the name and address of such Person, all of the terms and conditions of such offer, and adequate assurance of future performance by such Person under this Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date of application to the court for approval of such proposed assignment (but not earlier than five
(5) Business Days after Landlord's receipt of Tenant's notice), to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the BONA FIDE offer made by such Person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such Person in connection with the assignment of this Lease.

                  17.05 The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, deposit with Landlord on the assumption of this Lease the greater of the then Fixed Rent and Additional Rent for the next ensuing twelve (12) month period and the Security, if any, as security for the faithful performance and observance by such assignee of the terms, covenants and conditions of this Lease, which sum shall be held in accordance with the provisions of Article 27, furnish Landlord with financial statements of such assignee for the prior three
(3) fiscal years, as prepared by a certified public accountant, which financial statements shall fairly reflect the financial position and condition of such assignee as of the date of delivery to Landlord and show a net worth of at least four (4) times the then Fixed Rent for each of such three (3) fiscal years, and provide such other information or take such action as Landlord, in its reasonable judgment, shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

                  17.06 As long as the originally named Tenant herein is Tenant, Tenant shall have the privilege subject to the terms and conditions hereinafter set forth, without the consent of Landlord, (i) to assign its interest in this Lease to an Affiliate of Tenant which is subject to the jurisdiction of the courts of the City or State of New York or the courts of the United States of America with respect to any matter arising out of this Lease at least to the extent that Tenant is subject, or (ii) to underlet or sublease all of the Leased Premises to an Affiliate of Tenant which is subject to the jurisdiction of the courts of the City or State of New York or the courts of the United States of America with respect to any matter arising out of this Lease at least to the extent that Tenant is subject. Tenant shall, within ten (10) Business Days after execution thereof, deliver to Landlord (A) if an assignment, a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, (B) if an assignment, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed and (C) if a sublease, a duplicate original sublease in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and the subtenant. Such assignee or subtenant shall deliver to Landlord a guarantee of the sublease or lease as the case may be, in the same form as the guarantee annexed hereto as Exhibit C, executed by a party reasonably satisfactory to Landlord.

                  17.07 If, at any time after the originally named Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in paragraph (c) of Section 14.01, or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article 14 based upon any of the defaults set forth in Article 14, the originally named Tenant and any successor tenant, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall pay to Landlord all Rent due and owing to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and as "tenant", enter into a new lease with Landlord of the Leased Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Rent and upon the then executory terms, covenants and conditions as are contained in this Lease, except that (i) the rights of the originally named Tenant and any successor tenant under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any Person claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by the originally named Tenant and any successor tenant with due diligence, and (iii) such new lease shall require the originally named Tenant and any successor tenant to pay all Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 4 after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If the originally named Tenant or any successor tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against the originally named Tenant and any successor Tenant as if the originally named Tenant and any successor tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of the originally named Tenant's or any successor tenant's default thereunder.

                  17.08 (a) Notwithstanding the provisions of Section 17.01, if Landlord shall not exercise its rights pursuant to paragraph (b) of this Section 17.08, Landlord shall not unreasonably withhold or delay its consent to any underletting of the Leased Premises, provided that:

                           (i) the Leased Premises shall not, without Landlord's prior consent, be publicly advertised for underletting at a rental rate less than the prevailing rental rate set by Landlord for space in the Building (the "Prevailing Rate");

                           (ii) no material default shall have occurred and be continuing hereunder;

                           (iii)    the proposed subtenant shall have a
                                    financial standing reasonably satisfactory to Landlord,;

                           (iv) the underletting shall be expressly subject to all of the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease and the further condition and restriction that the sublease shall not, directly or indirectly, be assigned, encumbered or otherwise transferred or the Leased Premises further underlet by Tenant in whole or in part, or any part thereof suffered or permitted by Tenant to be used or occupied by others, and no interest in Tenant the transfer of which shall result in a change in control of Tenant be transferred, directly or indirectly, without the prior written consent of Landlord in each instance (except as specifically provided in Section 17.06);

                           (v)      the underletting shall end no later than one
                                    (1) day before the Expiration Date;

                           (vi) no underletting shall be for less than the entire Leased Premises;

                           (vii) Tenant shall reimburse Landlord on demand for any costs that may be reasonably incurred by Landlord in connection with said sublease, including, without being limited to, any reasonable attorneys' fees and disbursements and the costs of making investigations as to the acceptability of the proposed subtenant;

                           (viii) the subtenant shall agree to attorn to Landlord upon the terms and provisions of such sublease, upon the request of Landlord; and

                           (ix) the subtenant shall be subject to the jurisdiction of the courts of the State of New York and shall not possess (or shall have lawfully waived any claim of) sovereign immunity.

                       (b) At least twenty (20) Business Days prior to any proposed underletting Tenant shall submit a statement to Landlord (a "Sublease Statement") containing the following information: (i) the name and address of the proposed subtenant, (ii) the terms and conditions of the proposed underletting, including, without limitation, the consideration (including rent) payable for such underletting, additional consideration for leasehold improvements, Tenant's property or any other items and Tenant's best estimate of the cost (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Leased Premises proposed to be made by Tenant to prepare the Leased Premises for occupancy by such subtenant, (iii) the nature and character of the business of the proposed subtenant and its proposed use of the space to be underlet to it, and (iv) any other information that Landlord may reasonably request. Landlord shall have the right, exercisable within fifteen (15) Business Days after Landlord's receipt of the Sublease Statement, to terminate this Lease. If Landlord shall fail to notify Tenant within said fifteen (15) Business Day period of Landlord's intention to exercise its rights pursuant to this paragraph (b) or of Landlord's consent or disapproval of the proposed underletting pursuant to the Sublease Statement as contemplated by paragraph
(a) of this Section 17.08, or have consented to such underletting as provided in paragraph (a) of this Section 17.08, Tenant shall be free to sublease that portion of the Leased Premises to such proposed subtenant on the same terms and conditions set forth in the Sublease Statement, subject to the terms and conditions of this Lease, including paragraph (a) of this Section 17.08 and
Section 17.09. If Tenant shall not enter into such sublease within sixty (60) days after the delivery of the Sublease Statement to Landlord, then the provisions of Section 17.01 and this Section 17.08 shall again be applicable to such proposed underletting.

                       (c) If Landlord exercises its option to terminate this Lease in the circumstances set forth in paragraph (b) of this Section 17.08, then this Lease shall end and expire thirty (30) days after

Landlord shall have made such election to terminate this Lease. If Landlord exercises its option to terminate this Lease in the foregoing circumstances, this Lease shall end and expire on the date on which such proposed sublease was to become effective with the same effect as if such date were the Expiration Date.

                       (d) The failure by Landlord to exercise its option under paragraph (b) of this Section 17.08 with respect to any underletting shall not be deemed a waiver of such option with respect to any extension of such underletting or any subsequent underletting of the Leased Premises affected thereby.

                  17.09 (a) In connection with ANY underletting of all or any portion of the Leased Premises, Tenant shall pay to Landlord, subject to subsection (c) of this Section 17.09, a sum equal to one hundred (100%) percent of any Net Sublease Proceeds derived therefrom. All sums payable hereunder by Tenant shall be paid to Landlord, as Additional Rent, within twenty (20) Business Days after receipt thereof by Tenant.

                       (b) Net Sublease Proceeds, Sublease Proceeds and/or Sublease Rent shall be re- calculated from time to time to reflect any corrections in the subsequent payments received by Tenant, the final adjustment of payments to be made by Tenant or mistake. Promptly upon the receipt of any such payment, the making of any such adjustment or the discovery of any such mistake, Tenant shall submit to Landlord a re-calculation of the Net Sublease Proceeds, Sublease Proceeds and/or Sublease Rent, and an adjustment shall be made between Landlord and Tenant, if applicable with respect thereto on account of prior payments made pursuant to this Section 15.09.

                       (c) For purposes of this Lease:

                                    (i)      "Net Sublease Proceeds" shall mean
                                             Sublease Proceeds less Permitted
                                             Expenses amortized over the term of
                                             the sublease.

                                    (ii)     "Permitted Expenses" shall mean the
                                             aggregate of (A) reasonable broker
                                             commissions and reasonable legal
                                             fees, charges and disbursements,
                                             and advertising expenses incurred
                                             by Tenant in connection with any
                                             such sublease, to the extent
                                             actually paid, and (B) the costs,
                                             if any, incurred by Tenant in
                                             preparing the sublease space for
                                             occupancy, including cash
                                             allowances IN LIEU thereof.

                                    (iii)    "Rent Per Square Foot" shall mean
                                             the sum of the then Fixed Rent and
                                             Additional Rent divided by the
                                             rentable square feet of the Leased
                                             Premises.

                                    (iv)     "Sublease Proceeds" shall mean the
                                             product of (x) the Sublease Rent
                                             Per Square Foot less the Rent Per
                                             Square Foot, multiplied by (y) the
                                             number of rentable square feet
                                             constituting the space being
                                             underlet.

                                    (v)      "Sublease Rent" shall mean any rent
                                             or other consideration paid to
                                             Tenant directly or indirectly, by
                                             any subtenant, or any other amount
                                             received by Tenant from or in
                                             connection with any underletting
                                             (including, but not limited to,
                                             sums paid for the sale or rental,
                                             or consideration received on
                                             account of any contribution of
                                             Tenant's property or sums paid in
                                             connection with the supply of
                                             electricity or

                                             HVAC, but excluding taxes paid by
                                             reason of any services or material
                                             being supplied, the actual costs of
                                             office supplies (I.E., paper, pens,
                                             folders and like items, excluding
                                             furniture, computers, typewriters,
                                             furnishings, equipment and
                                             apparatus) provided by Tenant and
                                             the actual salaries and wages paid
                                             to receptionists and secretaries
                                             supplied by Tenant).

                                    (vi)     "Sublease Rent per Square Foot"
                                             shall mean the Sublease Rent
                                             divided by the rentable square feet
                                             of the space demised under a
                                             sublease.

         18. CONDITION OF THE LEASED PREMISES.

                  (a) Neither Landlord nor any of Landlord's agents have made any representations or promises with respect to the physical condition of the Building or the Leased Premises, the rents, expenses of operation or any other matter or thing affecting or related to the Leased Premises except as herein expressly set forth. Tenant has inspected the Leased Premises and is thoroughly acquainted with their condition, and subject to the provisions of Article 2 hereof, agrees to take the same "as is" normal wear and tear excepted between the date hereof and the Commencement Date. Landlord shall not be liable for any latent defect in or to the Leased Premises.

                  (b) Notwithstanding the foregoing, Landlord covenants and agrees that the heating, ventilation and air conditioning system serving the Leased Premises and the bathrooms in the Leased Premises will be in good working order on the Rent Commencement Date.

         19. SURRENDER.

                  19.01 Upon the Expiration Date or other termination of the Term of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises in broom-clean condition and in good order, ordinary wear and tear which Tenant is not required to repair excepted, and Tenant shall remove its property from the Leased Premises. If Tenant shall not quit and surrender the Leased Premises as required hereby by the last date of the Term, then it shall upon demand pay to Landlord as liquidated damages an amount equal to two (2) times the Fixed Rent and Additional Rent which would have been payable for the period of such holdover at the rental rate in effect on the last day of the Term. The calculation of such liquidated damages is deemed by Landlord and Tenant to be a reasonable one. Tenant hereby waives and agrees not to assert any defense to such obligation to pay liquidated damages as prescribed in this
Section 19.01 based upon such liquidated damages being deemed a penalty, unreasonable, unconscionable or otherwise against public policy. Tenant's obligation to observe or perform its covenants shall survive the expiration or earlier termination of the Term of this Lease. Anything to the contrary notwithstanding, the acceptance of any Rent paid by Tenant pursuant to this
Section 19.01 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of
Section 223-c of the Real Property Law of the State of New York.

                  19.02 Subject to the provisions of Section 6.04 of this Lease, after the expiration or earlier termination of the Term, any alterations, additions, improvements or personal property remaining in the Leased Premises shall conclusively be deemed to have been abandoned and Landlord may dispose of the same in any manner and by any means whatsoever. Landlord shall be under no obligation to account to Tenant for the disposition of such property or any proceeds derived therefrom. With respect to any such alterations, additions, improvements and personal property which pursuant to the terms hereof are to be removed from the Leased

Premises and are not so removed, Tenant shall reimburse Landlord within thirty
(30) days after demand therefor the reasonable cost of disposing or removing any or all such alterations, additions, improvements and personal property by the means selected by Landlord or such costs as may be imposed on Landlord by Landlord for disposing of the same. Tenant's obligation to observe or perform this covenant shall survive the expiration or earlier termination of the Term of this Lease.

         20. NO WAIVER.

                  The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent act which would have originally constituted a default from having all of the force and effect of an original default. The receipt by Landlord or the payment by Tenant of Rent with knowledge of any default on the part of the other shall not be deemed to be a waiver of such default and no provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing, signed by the party to be charged. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly amount of Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement of any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy.

         21. BROKERAGE.

                  Landlord and Tenant each represents and warrants to the other that it dealt with no broker in connection with the Lease, except Jenel Realty Services. Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any claims, costs, expenses (including reasonable legal fees) and other liabilities incurred by the other by reason of any claim or action for a commission by any person or broker in connection herewith, with whom the indemnifying party may have dealt. The provisions of this Article 21 shall survive the expiration or earlier termination of the Term of this Lease. Landlord shall pay to the aforesaid named broker the commission due to it pursuant to a separate agreement between Landlord and such broker but this sentence shall not be construed as benefitting such broker or any other person not a party to this Lease.

         22. NOTICES.

                  All notices and other communications required to be given under this Lease shall be in writing, signed by the party serving the notice or other communication, and sent by overnight courier service (such as Federal Express, UPS, DHL), registered or certified United States mail, return receipt requested (except that Rent bills (as distinguished from notices under Section 14.01) which may be sent by first class mail), or by personal delivery to the address of the party to whom given as set forth below; or to such other address as either party may designate in writing in the manner herein prescribed. All such notices and other communications shall be deemed effective upon receipt. All such notices shall be sent to each party at the following addresses:

                  To Landlord:

                           24 West 40th St. LLC
                           c/o Jenel Management Corp.
                           275 Madison Avenue, Suite 702
                           New York, New York 10016
                           Attention: Michael Hirschhorn

                  To Tenant:

                           Hotjobs.com, Ltd.
                           24 West 40th Street
                           New York, New York  10018
                           Attention:  Legal Department

Receipt by a person authorized generally to accept or receive mail, deliveries or service of process for either Landlord or Tenant of any notice hereunder shall be deemed sufficient and effective delivery of any such notice. If either party refuses to accept delivery of any notice, receipt of such notice shall be deemed to have occurred upon such refusal.

         23. CERTIFICATES.

                  Tenant and Landlord shall, within thirty (30) days after demand, but not more frequently than six times per year, furnish to the other a certificate, duly acknowledged, certifying (1) that this Lease is in full force and effect, (2) that the certifying party knows of no default hereunder on the part of the other, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail, (3) the amount of the Rent being paid,
(4) that this Lease has not been modified, or if it has been modified, setting forth the terms and dates of such modifications, and (5) to such other matters as may be reasonably requested by the other party.

         24. ACCESS TO LEASED PREMISES.

                  Landlord and Landlord's agents and designees shall have a right (but shall not be obligated) to enter upon the Leased Premises, in an emergency at any time (provided Landlord attempts to first notify Tenant or its principals by telephone, provided such telephone numbers have been supplied to Landlord), and in other cases at reasonable times, after reasonable notice, to examine the same and make such repairs and replacements to the Leased Premises or to any other portion of the Building as may be required under the terms hereof. Throughout the Term, Landlord shall have the right to enter the Leased Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six months of the Term, for the purpose of showing the same to prospective tenants.

         25. QUIET ENJOYMENT.

                  Subject to the terms and provisions of this Lease, Landlord covenants and agrees with Tenant that upon Tenant paying the Rent due hereunder and observing and performing all of the other terms, covenants and conditions on Tenant's part to be performed under this Lease, Landlord shall not interfere (nor allow its agents and employees to interfere) with Tenant's quiet enjoyment of the Leased Premises.

         26. FORCE MAJEURE

                  26.01 Neither Landlord nor Tenant shall be liable for any failure, delay or interruption in performing its obligations hereunder due to causes or conditions beyond its control but nothing shall excuse the failure to make any payment of Rent within the time heretofore prescribed for such payment nor limit the liability of Tenant to Landlord pursuant hereto if, for any reason, Tenant fails to perform any obligation hereunder which results in liability of Landlord to any third party.

                  26.02 No abatement, diminution or reduction of the Rent (or any other charges) payable by Tenant shall be claimed by or allowed to Tenant for any inconvenience, interruption, cessation or loss of business or other loss caused directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments or any other municipal, governing, lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials or by war or any matter or thing resulting therefrom, or by any cause or condition beyond the control of Landlord, nor shall this Lease be affected by any such causes or conditions.

                  26.03 If there shall be imposed upon Landlord or the Leased Premises any form of limitation on the amount of Rent it may charge (or collect from) Tenant by virtue of any statute, code or local ordinance or any rule, regulation, program or policy promulgated thereunder, so that Landlord shall not be entitled to collect all of the Rent reserved hereunder and to be paid by Tenant, then this Lease shall continue in full force and effect and Tenant shall pay to Landlord the maximum amount which may be paid as Rent, in accordance with law; provided, however, that if and when any such law, code, local ordinance, rule, regulation, program or policy shall terminate or expire, then Tenant shall, forthwith, pay to Landlord the difference between (1) the amount of Rent which would have been paid hereunder but for such law, code, ordinance, rule, regulation, policy or program, and (2) the actual amount of Rent paid during the duration of such Rent restriction.

         27. SECURITY.

                  Tenant has deposited with Landlord the sum of five thousand and no/100 ($5,000.00) dollars as security (the "Security") for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. In the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rent or any sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default hereunder, including but not limited to, any damages or deficiency in the re-letting of the Leased Premises. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security shall be returned to Tenant after the Expiration Date (or sooner termination of the Term in accordance with the provisions set forth herein) and after delivery of the entire possession of the Leased Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right to transfer the Security to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security and Tenant agrees to look to the new Landlord solely for the return of the Security. Tenant covenants that it will not assign or encounter or attempt to assign or encumber the Security and that neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

         28. TERMINATION RIGHT.

                  Landlord and Tenant shall each have the right to terminate this Lease effective any time after July 31, 1999 upon ninety (90) days' written notice to the other party (the "Termination Notice"). Upon the exercise of this termination right by either party, this Lease and the estate demised hereunder shall be deemed terminated effective ninety (90) days after receipt of the Termination Notice by the non-exercising party, and this Lease shall be of no further force and effect.

         29. MISCELLANEOUS.

                  29.01 If any of the terms and provisions hereof are in violation of or prohibited by any law, statute or ordinance of the State or City of New York, or such term or provision is found to be unenforceable by any court of competent jurisdiction, then such term or provisions shall be of no force and effect; provided, however, that all of the other terms and provisions of this Lease shall continue in full force and effect.

                  29.02 Tenant irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Lease may be brought in a court of the State of New York situated in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (iii) waives any objection which it may have that the venue should not lie in a court described in clause (i) above. Tenant further agrees that it has, by the execution of this Lease, waived any claim to sovereign immunity or that any of the aforesaid courts lack jurisdiction with respect to any matter arising under this Lease.

                  29.03 The captions or headings of each Article hereof are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope of this Lease or of any Article or section hereof or the intent of any provision hereof.

                  29.04 This Lease shall inure to the benefit of and be binding upon the respective successors and assigns of Landlord and Tenant; provided, however, that no violations of the provisions of Article 17 shall operate to vest any rights in any successor or assignee of Tenant.

                  29.05 This Lease shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

                  29.06 This Lease contains the entire agreement between Landlord and Tenant with respect to the Leased Premises and may not be terminated orally or amended, except by an instrument executed by both parties.

                  29.07 Landlord and any successor in interest to Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord or any successor in interest to Landlord is in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord or such successor in interest in the Land and Building of which the Leased Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Landlord or against any successor in interest to Landlord or against any partner, member, principal (disclosed or undisclosed), employee or agent of Landlord or any successor in interest to Landlord by reason of such default by Landlord or any successor in interest to Landlord.

                  29.08 If any of the Fixed Rent or Additional Rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (i) the Fixed Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (ii) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (x) the Fixed Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction less (y) the rents paid by Tenant during the period such legal rent restriction was in effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.


                                            24 WEST 40TH ST. L.L.C.



                                            By /s/
                                              ----------------------------------
                                              Name:
                                              Title:


                                            HOTJOBS.COM, LTD.



                  By /s/
                    ----------------------------------
                    Name:
                    Title:

                                    EXHIBIT A

                           DIAGRAM OF LEASED PREMISES


Not included herein.

                              EXHIBIT B

                 FORM OF TERM COMMENCEMENT AGREEMENT
                 -----------------------------------




                                                       , 1999



                  Re: Lease Agreement, dated March __, 1999 between 24 West 40th St. LLC as Landlord, and Hotjobs.com, Ltd., as Tenant;
                           PREMISES: TENTH (10TH) FLOOR, 24 WEST 40TH
                           STREET, NEW YORK, NEW YORK

Dear Sirs and Mesdames:

         This agreement is being entered into pursuant to Article 5 of the above-referenced Lease Agreement (the "Lease"). It is agreed that the Commencement Date of the Lease is , 1999.

         Hotjobs.com, Ltd. (the "Tenant") acknowledges and represents that:

                  (a) Exclusive possession of the Leased Premises (as defined in the Lease) has been delivered to Tenant in the condition prescribed by Article 2 and Article 18 of the Lease;

                  (b) 24 West 40th St. LLC has performed all of its obligations under the Lease which have accrued or which were to have been performed through the date hereof; and

                  (c) The Lease is in full force and effect in accordance with its terms and provisions.


                                              Very truly yours,

                                              HOTJOBS.COM, LTD.


                                              By:
                                                    --------------------------

ACCEPTED AND AGREED TO BY:


24 WEST 40TH ST. LLC


By:
  --------------------------

                                    EXHIBIT C


                                FORM OF GUARANTEE


                  GUARANTEE made this ____ day of March, 1999, jointly and severally, by OTEC, INC., a New Jersey corporation ("OTEC") having an office for the conduct of business at 24 West 40th Street, New York, New York 10018, and RBL AGENCY, LTD., a New York corporation ("RBL") having an office for the conduct of business at 24 West 40th Street, New York, New York 10018. OTEC and RBL shall be collectively referred to as the "Guarantors" and individually, as a "Guarantor".

                              W I T N E S S E T H :

                  24 West 40th St. LLC (hereinafter referred to as "Landlord") and Hotjobs.com, Ltd. (hereinafter referred to as "Tenant") have entered into that certain Lease Agreement dated March ___, 1999 (hereinafter referred to as the "Lease") for the 10th floor of the building located at 24 West 40th Street, New York, New York. As an inducement to Landlord's agreeing to enter into such Lease, the Guarantors agreed to guarantee unconditionally the performance by Tenant of certain of Tenant's obligations under the Lease, including the payment by Tenant of all Rent thereunder.

                  Terms not otherwise defined herein shall have the meanings given such terms in the Lease.

                  NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Guarantors, the Guarantors, jointly and severally, covenant, agree, represent and warrant to Landlord as follows:


         1. REPRESENTATIONS AND WARRANTIES.

                  1.1 REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS. Each Guarantor represents and warrants to Landlord, that:

                       (a) The Guarantor has the power to enter into and perform this Guarantee.

                       (b) Neither this Guarantee nor the execution, delivery and performance hereof shall violate any statute, ordinance, regulation, court order or decree or order or decree of any other governmental authority or agency or any other agreement to which the Guarantor is subject.

                       (c) The Guarantor is not and by the execution and delivery hereof shall not then become insolvent as defined under Section 101(32) of the Federal Bankruptcy Code (11 U.S.C. ss.101(32)).

                       (d) This Guarantee constitutes a valid and binding obligation of the Guarantor and is enforceable in accordance with its terms.

                       (e) No governmental approvals or consents are required to be obtained to authorize the execution, delivery or performance of the Guarantor's obligations pursuant to this Guarantee.

                       (f) 100% of the outstanding shares of OTEC are owned collectively by the two largest shareholders of Tenant; 100% of the outstanding shares of RBL are owned collectively by the two largest shareholders of Tenant.

                       (g) All representations and warranties made to Landlord herein are factually correct and there has been no omission of any fact which by its inclusion in any representation or warranty would materially alter the accuracy, truthfulness or meaning of any such representation or warranty.

                  1.2 MATERIALITY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Guarantors herein is deemed to be material to inducing Landlord to enter into the Lease and to perform Landlord's obligations thereunder. The Guarantors acknowledge that Landlord by virtue of entering into the Lease and performing its obligations thereunder has acted and changed and shall hereafter act and change its position in reliance of this Guarantee and the Guarantors' representations and warranties made herein.


         2.       GUARANTEE OF TENANT'S OBLIGATIONS.

                  2.1 OBLIGATIONS GUARANTEED.

                       (a) The Guarantors hereby irrevocably, absolutely and unconditionally, jointly and severally, guarantee to Landlord the full and timely payment when due of all Rent and other payments due to Landlord under the Lease. Such other payments shall include, without limitation, (i) the cost of discharging of record any mechanic's, materialman's or other liens, charges or orders for the payment of money filed against the Building or the Leased Premises because of any act or omission (or alleged act or omission) of Tenant or any contractor, subcontractor, employee or agent of Tenant, and
(ii) Landlord's unamortized costs of (x) any brokerage commissions actually paid by Landlord in connection with the Lease and (y) the free rent period granted to Tenant under the Lease.

                       (b) Without limiting the Guarantors' obligations pursuant to paragraph (a) of this Section 2.1, the Guarantors further irrevocably, absolutely and unconditionally, jointly and severally, guarantee to Landlord the full and timely performance of the following obligations under the Lease (the "Guaranteed Obligations"):

                           (i) Tenant's obligation to vacate the Leased
Premises upon the expiration or earlier termination of the term of the Lease;
and

                           (ii) Tenant's obligation, upon Tenant's vacating
of the Leased Premises, to remove Tenant's property therefrom and to surrender the Leased Premises to Landlord in the condition specified in
Article 19 and Section 6.04 of the Lease.

                       (c) Each and every default in the payment of Rent or in the performance of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as the cause of action arises.

                  2.2 GUARANTEE UNCONDITIONAL, IRREVOCABLE, ABSOLUTE AND CONTINUING. The obligations of the Guarantors under this Guarantee shall be unconditional, irrevocable and absolute and shall continue and remain in full force and effect until all of the Guaranteed Obligations and the payment of all Rent under the Lease, have been satisfied in their entirety and all other sums due to Landlord pursuant to this Guarantee have been paid in full.


                  2.3 CONTINUED VALIDITY OF THIS GUARANTEE. To the fullest extent permitted by law, the obligations of the Guarantors hereunder shall be valid and enforceable under all circumstances whatsoever and in furtherance but not in limitation thereof, shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any one or more of the following whether or not with notice to or the consent of the Guarantors:

                       (a) The irregularity, illegality or unenforceability of, or any defect in the Lease.

                       (b) Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Lease.

                       (c) The compromise, settlement, release, extension, indulgence, change, modification, amendment (including any increase in Rent or extension of the term thereof) of any or all of the obligations, covenants or agreements of Tenant pursuant to the Lease; provided, however, that if Tenant's interest in and to the Lease is assigned to any person or entity in accordance with the terms and provisions of the Lease or with Landlord's consent, then unless otherwise agreed to by the Guarantors, the obligations of the Guarantors shall not extend to (i) the payment of any rent in excess of the Rent calculated under the terms of the Lease as the same may have been modified while Tenant or another person or entity related to the Guarantors was Tenant thereunder or (ii) the performance of any other obligation beyond the stated expiration date of the term of the Lease or the expiration of any renewal thereof pursuant to the terms of the Lease as the same may have been modified while Tenant or another person or entity related to the Guarantors was Tenant thereunder.

                       (d) The failure to give notice to the Guarantors of the occurrence of any default under the terms and provisions of the Lease.

                       (e) The actual or purported assignment of any of the obligations, covenants and agreements contained in this Guarantee, except an assignment consented to by Landlord.

                       (f) The waiver of the payment, performance or observance by Tenant of any of the obligations, conditions, covenants or agreements or any or all of them contained in the Lease, including the obligation to pay Rent.

                       (g) The receipt and acceptance by Landlord of any sums on account of Rent irrespective of any dispute which may then be or theretofore had been ensuing between Landlord and Tenant.

                       (h) The extension of the time for payment of any Rent.

                       (i) Any failure, omission, delay or lack of action on the part of Landlord or any other person to enforce, assert or exercise any right, power or remedy conferred upon it under the Lease.

                       (j) The voluntary commencement or the existence of an involuntary case or proceeding under the United States Bankruptcy Code or under any state or foreign bankruptcy, insolvency or similar statute affecting Tenant; the liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets of Tenant; the marshaling of Tenant's assets and liabilities; any receivership, insolvency, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of debts in respect of Tenant in its capacity as a debtor or obligor; or other similar events or proceedings affecting Tenant or any allegation or contest of the validity of this Guarantee or the Lease in any such proceeding; it being specifically understood, consented and agreed to that this Guarantee shall remain and continue in full force and effect and shall be enforceable against the Guarantors to the same extent and with the same force and effect as if such events and proceedings had not been instituted; and it is the intent and purpose of this Guarantee that the Guarantors shall and do hereby waive all rights and benefits which might accrue to the Guarantors by reason of any such proceedings.

                       (k) Any impairment, whether by negligence or otherwise, of any rights of subrogation of the Guarantors which may be found to exist.

                       (l) The release, substitution or replacement, whether or not in accordance with the terms of the Lease, of any property subject thereto or any re-delivery, repossession, surrender or destruction of any such property, in whole or in part.

                       (m) The lawful termination of the Lease by act of Landlord due to a default thereunder by Tenant or by operation of law or the exercise of any other right or remedy under the Lease by Landlord.

                  2.4 WAIVER OF NOTICE OF ACCEPTANCE. The Guarantors hereby expressly waive notice from Landlord of its acceptance and reliance on this Guarantee. This Guarantee shall become effective immediately upon delivery of an executed counterpart hereof to Landlord.


         3. WAIVERS AND RESTRICTIONS IMPOSED UPON THE GUARANTORS.

                  3.1 WAIVER OF TRIAL BY JURY. EACH GUARANTOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION BETWEEN LANDLORD AND THE GUARANTORS (OR EITHER OF THEM) IN RESPECT OF ANY MATTER ARISING OUT OF THIS GUARANTEE.

                  3.2 RESTRICTIONS ON THE GUARANTORS. Each Guarantor agrees not to dispose of any substantial part of his property, business or assets remaining after the execution and delivery of this Guarantee without fair consideration. Each Guarantor agrees not to seek contribution from any other Guarantor until all the obligations hereunder have been fully satisfied. If any amount shall nevertheless be paid to a Guarantor by Tenant or another Guarantor, such amount shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied to the obligations of Tenant, whether matured or unmatured. The provisions of this Section 3.2 shall survive the termination of this Guarantee, and any satisfaction and discharge of Tenant by virtue of any payment, court order or any federal or state law.


         4. MISCELLANEOUS PROVISIONS.

                  4.1 PREFERENCES, ETC. If after receipt of any payment hereunder applied (or intended to be applied) to the payment of, all or any part of any sums guaranteed hereunder, Landlord is compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set off or a diversion of trust funds, then the obligations or part thereof intended to be satisfied shall be reinstated and continue and this Guarantee shall continue in full force as if such payment or proceeds had not been received by Landlord, notwithstanding any revocation thereof or the cancellation of the Lease, any note or other instrument evidencing any obligation of Tenant or otherwise; and the Guarantors shall be liable to pay to Landlord, and hereby indemnify Landlord and hold Landlord harmless for, the amount of such payment or proceeds so surrendered and all expenses (including all reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by Landlord in the defense of any claim made against Landlord that any payment or proceeds received by Landlord in respect of all or any part of such sums guaranteed hereunder must be surrendered, unless Tenant pays to Landlord the amount which Landlord is compelled to surrender and such payment is not similarly subject to being avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, impermissible set off or a diversion of trust funds and Landlord is not compelled to surrender the amount of Tenant's payment. The provisions of this Section 4.1 shall survive the termination of this Guarantee, and any satisfaction and discharge of Tenant by virtue of any payment, court order or any federal or state law.

                  4.2 EXPENSES. The Guarantors agree to pay all reasonable costs, fees, commissions and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) which may be incurred by Landlord in enforcing or attempting to enforce this Guarantee following any default on the part of either of the Guarantors hereunder, whether the same shall be enforced by suit or otherwise.

                  4.3 REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other available remedy given under this Guarantee or hereafter existing at law or in equity. No delay or failure to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

                  4.4 NO ORAL AMENDMENT OR TERMINATION. The liability of the Guarantors hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of Landlord to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Landlord or any holder may accept partial payments, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Guarantee shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Landlord, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Guarantee cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

                  4.5 SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections of this Guarantee shall not affect the validity or enforceability of the remaining portions of this Guarantee, or any part thereof.

                  4.6 JOINT AND SEVERAL LIABILITY. Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by the Guarantors herein, and the liability of Guarantors hereunder, are joint and several.

                  4.7 APPLICABLE LAW. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

                  4.8 SUCCESSORS AND ASSIGNS. This Guarantee shall be binding upon, and be enforceable against the Guarantors and their respective heirs and legal representatives and shall inure to the benefit of Landlord, its successors or assigns.

                  4.9 HEADINGS AND CAPTIONS. The existence herein of article and section headings or captions is for convenience only and no such headings or captions will be used for the purposes of interpreting or construing the meaning of any term or provision hereof.

                  4.10 ENTIRE AGREEMENT. This Guarantee sets forth the entire agreement and obligations of the Guarantors to Landlord and supersedes any and all other understandings (whether oral or written) between them.

                  IN WITNESS WHEREOF, the Guarantors have executed this Guarantee as of the date first above written.

                                           OTEC, INC.


                                           By:
                                               -------------------------------


                                           RBL AGENCY, LTD.

                                           By:
                                               -------------------------------




STATE OF NEW YORK               )
                                :
COUNTY OF NEW YORK              )

                  On this         day of March, 1999, before me personally came
______________, to me known and who, being by me duly sworn, did depose and say that s/he is the __________________ of OTEC, INC., the corporation described in and which executed the above instrument; and that s/he executed the foregoing instrument by order of the Board of Directors of said corporation.


                                           ----------------------------------
                                           Notary Public



STATE OF NEW YORK               )
                                :
COUNTY OF NEW YORK              )

                  On this        day of March, 1999, before me personally came
_____________________, to me known and who, being by me duly sworn, did depose and say that s/he is the __________________ of RBL AGENCY, LTD., the company described in and which executed the above instrument, and that s/he executed the foregoing instrument on behalf of said company.


                                           ----------------------------------
                                           Notary Public